Exhibit 99.1

nCino Reports Third Quarter Fiscal Year 2026 Financial Results
•Total Revenues of $152.2M, up 10% year-over-year
•Subscription Revenues of $133.4M, up 11% year-over-year
•GAAP Operating Margin of 8%, up over 800 basis points year-over-year
•Non-GAAP Operating Margin of 26%, up 600 basis points year-over-year
WILMINGTON, N.C., December 3, 2025 -- nCino, Inc. (NASDAQ: NCNO), the leading provider of intelligent, best-in-class banking solutions, today announced financial results for the third quarter of fiscal year 2026, ended October 31, 2025.
"I'm extremely proud of our team's strong execution in the third quarter, delivering results that exceeded expectations while advancing our AI leadership position," said Sean Desmond, CEO at nCino. "The momentum we're seeing across customer segments, geographies, and products reinforces our conviction in both our fiscal 2026 goals and the journey ahead for nCino. As we rapidly expand our AI capabilities and introduce Digital Partners trained on an industry leading data set, we're not just providing tools—we're delivering a comprehensive AI strategy that financial institutions can trust and deploy with confidence."
Financial Highlights
•Revenues: Total revenues for the third quarter of fiscal 2026 were $152.2 million, a 10% increase from $138.8 million in the third quarter of fiscal 2025. Subscription revenues for the third quarter were $133.4 million, up from $119.9 million one year ago, an increase of 11%.
•Income (Loss) from Operations: GAAP income (loss) from operations in the third quarter of fiscal 2026 was $11.7 million compared to $(0.8) million in the same quarter of fiscal 2025. Non-GAAP operating income in the third quarter of fiscal 2026 was $39.9 million compared to $28.0 million in the third quarter of fiscal 2025, an increase of 42%.
•Net Income (Loss) Attributable to nCino: GAAP net income (loss) attributable to nCino in the third quarter of fiscal 2026 was $6.5 million compared to $(5.3) million in the third quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the third quarter of fiscal 2026 was $35.8 million compared to $24.1 million in the third quarter of fiscal 2025, an increase of 49%.
•Net Income (Loss) Attributable to nCino per Share: GAAP net income (loss) attributable to nCino in the third quarter of fiscal 2026 was $0.06 per diluted share compared to $(0.05) per basic and diluted share in the third quarter of fiscal 2025. Non-GAAP net income attributable to nCino in the third quarter of fiscal 2026 was $0.31 per diluted share compared to $0.20 per diluted share in the third quarter of fiscal 2025, an increase of 51%.
•Cash: Cash, cash equivalents, and restricted cash were $87.9 million as of October 31, 2025, and $203.5 million was outstanding under the Company's revolving credit facility. In the third quarter ended October 31, 2025, nCino repurchased approximately 1.4 million shares of the Company's outstanding common stock at an average share price of $27.71 for total consideration of approximately $39.7 million.

Recent Business Highlights
•Signed Regional Bank in Japan for Mortgage Lending: A Japanese bank with over $80 billion in assets is nCino's newest customer in the region.
•Integration Gateway Goes Global: nCino Integration Gateway demonstrates global applicability in expansion agreement with a $90 billion bank in the Czech Republic.
•Secured Significant Expansion Agreements: Two top-50 banks in the U.S., each with over $50 billion in assets, expanded their nCino commercial lending commitments by more than 30% and 60%, respectively, to support broader commercial lending operations.
•Top Home Builder Signs for nCino Mortgage: The lending division of a top home builder chose nCino Mortgage to deliver an exceptional mortgage lending experience for homebuyers.
•Launched Digital Partners: Announced first role-based AI agents trained on the complexities of rich financial services data-informed by nCino's more than thirteen years of industry expertise and one of the most comprehensive perspectives in financial technology.
•Completed Stock Repurchase Program: Completed its $100 million Stock Repurchase Program announced on April 1, 2025, having repurchased a total of approximately 4.0 million shares at an average price of $25.02 per share.

Financial Outlook
nCino is providing guidance for its fourth quarter ending January 31, 2026, as follows:
•Total revenues between $146.75 million and $148.25 million.
•Subscription revenues between $130.75 million and $132.25 million.
•Non-GAAP operating income between $32.5 million and $33.5 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.21 to $0.22.
nCino is providing guidance for its fiscal year 2026 ending January 31, 2026, as follows:
•Total revenues between $591.9 million and $593.4 million.
•Subscription revenues between $520.5 million and $522.0 million.
•Non-GAAP operating income between $127.2 million and $128.2 million.
•Non-GAAP net income attributable to nCino per diluted share of $0.90 to $0.91.
•Annual Contract Value (ACV) between $564 million and $567 million.
Conference Call
nCino will host a conference call at 4:30 p.m. ET today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of nCino’s website: https://investor.ncino.com/news-events/events-and-presentations.

About nCino
nCino (NASDAQ: NCNO) is powering a new era in financial services. The Company was founded to help financial institutions digitize and reengineer business processes to boost efficiencies and create better banking experiences. With over 2,700 customers worldwide - including community banks, credit unions, independent mortgage banks, and the largest financial entities globally - nCino offers a trusted platform of best-in-class, intelligent solutions. By integrating artificial intelligence and actionable insights into its platform, nCino is helping financial institutions consolidate legacy systems to enhance strategic decision-making, improve risk management, and elevate customer satisfaction by cohesively bringing together people, AI and data. For more information, visit
www.ncino.com
.
INVESTOR CONTACT
Harrison Masters
Harrison.masters@ncino.com
MEDIA CONTACT
press@ncino.com

Forward-Looking Statements: This press release contains forward-looking statements about nCino's financial and operating results, which include statements regarding nCino’s future performance, outlook, guidance, the benefits from the use of nCino’s solutions, our strategies, and general business conditions. Forward-looking statements generally include actions, events, results, strategies and expectations and are often identifiable by use of the words “aim,” “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “strive,” “will,” or “would” or similar expressions and the negatives thereof. Any forward-looking statements contained in this press release are based upon nCino’s historical performance and its current plans, estimates, and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent nCino’s expectations as of the date of this press release. Subsequent events may cause these expectations to change and, except as may be required by law, nCino does not undertake any obligation to update or revise these forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially including, but not limited to risks associated with (i) adverse changes in the financial services industry, including as a result of customer consolidation or bank failures; (ii) adverse changes in economic, regulatory, or market conditions, including as a direct or indirect consequence of higher interest rates; (iii) risks associated with acquisitions we have completed or may undertake, (iv) breaches in our security measures or unauthorized access to our customers’ or their clients' data; (v) the accuracy of management’s assumptions and estimates; (vi) our ability to attract new customers and succeed in having current customers expand their use of our solution, including in connection with our migration to an asset-based pricing model; (vii) competitive factors, including pricing pressures and migration to asset-based pricing, consolidation among competitors, entry of new competitors, the launch of new products and marketing initiatives by our competitors, and difficulty securing rights to access or integrate with third party products or data used by our customers; (viii) the rate of adoption of our newer solutions and the results of our efforts to sustain or expand the use and adoption of our more established solutions; (ix) fluctuation of our results of operations, which may make period-to-period comparisons less meaningful; (x) our ability to manage our growth effectively including expanding outside of the United States; (xi) adverse changes in our relationship with Salesforce; (xii) our ability to successfully acquire new companies and/or integrate acquisitions into our existing organization; (xiii) the loss of one or more customers, particularly any of our larger customers, or a reduction in the number of users our customers purchase access and use rights for; (xiv) system unavailability, system performance problems, or loss of data due to disruptions or other problems with our computing infrastructure or the infrastructure we rely on that is operated by third parties; (xv) our ability to maintain our corporate culture and attract and retain highly skilled employees; and (xvi) the outcome and impact of legal proceedings and related fees and expenses.

nCino, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	January 31, 2025	October 31, 2025
		(Unaudited)
Assets
Current assets
Cash and cash equivalents	$120,928	$87,590
Accounts receivable, net	146,787	86,948
Costs capitalized to obtain revenue contracts, current portion, net	13,462	14,942
Prepaid expenses and other current assets	21,072	19,742
Total current assets	302,249	209,222
Property and equipment, net	74,953	76,335
Operating lease right-of-use assets, net	16,026	12,926
Costs capitalized to obtain revenue contracts, noncurrent, net	23,735	24,051
Goodwill	1,019,375	1,071,152
Intangible assets, net	154,571	142,841
Investments	9,294	7,262
Long-term prepaid expenses and other assets	10,178	17,385
Total assets	$1,610,381	$1,561,174
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities
Accounts payable	$13,640	$12,527
Accrued expenses and other current liabilities	39,865	37,536
Deferred revenue, current portion	191,174	152,065
Financing obligations, current portion	1,680	1,831
Operating lease liabilities, current portion	5,153	4,124
Total current liabilities	251,512	208,083
Operating lease liabilities, noncurrent	12,819	10,140
Deferred income taxes, noncurrent	13,851	18,016
Deferred revenue, noncurrent	269	121
Revolving credit facility, noncurrent	166,000	203,500
Financing obligations, noncurrent	51,172	49,776
Other long-term liabilities	17,160	17,615
Total liabilities	512,783	507,251
Commitments and contingencies
Redeemable non-controlling interest	8,286	12,435
Stockholders’ equity
Common stock	58	59
Treasury stock, at cost	—	(100,343)
Additional paid-in capital	1,474,413	1,526,923
Accumulated other comprehensive income (loss)	176	(760)
Accumulated deficit	(385,335)	(384,391)
Total stockholders’ equity	1,089,312	1,041,488
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,610,381	$1,561,174

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2025	2024	2025
Revenues
Subscription	$119,894	$133,411	$344,211	$389,751
Professional services and other	18,903	18,752	55,076	55,364
Total revenues	138,797	152,163	399,287	445,115
Cost of revenues
Subscription	33,769	37,426	98,916	111,543
Professional services and other	19,976	21,051	59,940	65,319
Total cost of revenues	53,745	58,477	158,856	176,862
Gross profit	85,052	93,686	240,431	268,253
Gross margin %	61%	62%	60%	60%
Operating expenses
Sales and marketing	29,729	33,107	89,487	103,343
Research and development	33,039	29,541	97,291	97,549
General and administrative	23,108	19,322	66,046	66,454
Total operating expenses	85,876	81,970	252,824	267,346
Income (loss) from operations	(824)	11,716	(12,393)	907
Non-operating income (expense)
Interest income	482	339	1,408	1,269
Interest expense	(1,653)	(4,335)	(4,965)	(13,229)
Other income (expense), net	432	200	(162)	17,014
Income (loss) before income taxes	(1,563)	7,920	(16,112)	5,961
Income tax provision (benefit)	2,589	(695)	1,360	5,048
Net income (loss)	(4,152)	8,615	(17,472)	913
Net loss attributable to redeemable non-controlling interest	(186)	(33)	(409)	(31)
Adjustment attributable to redeemable non-controlling interest	1,286	2,109	2,205	4,100
Net income (loss) attributable to nCino, Inc.	$(5,252)	$6,539	$(19,268)	$(3,156)
Net income (loss) per share attributable to nCino, Inc.:
Basic	$(0.05)	$0.06	$(0.17)	$(0.03)
Diluted	$(0.05)	$0.06	$(0.17)	$(0.03)
Weighted average number of common shares outstanding:
Basic	115,611,833	114,407,430	114,970,622	113,594,540
Diluted	115,611,833	115,830,218	114,970,622	113,594,540

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended October 31,
	2024	2025
Cash flows from operating activities
Net loss attributable to nCino, Inc.	$(19,268)	$(3,156)
Net loss and adjustment attributable to redeemable non-controlling interest	1,796	4,069
Net income (loss)	(17,472)	913
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26,132	31,998
Non-cash operating lease costs	3,844	3,123
Amortization of costs capitalized to obtain revenue contracts	8,724	11,024
Amortization of debt issuance costs	60	215
Stock-based compensation	53,015	52,681
Change in fair value of contingent consideration	—	400
Deferred income taxes	(2,496)	2,579
Provision for bad debt	25	150
Net foreign currency gains	(658)	(14,178)
Gains on investments	—	(1,652)
Loss on disposal of long-lived assets	35	463
Change in operating assets and liabilities:
Accounts receivable	50,184	63,080
Costs capitalized to obtain revenue contracts	(13,199)	(12,445)
Prepaid expenses and other assets	656	1,482
Accounts payable	55	(897)
Accrued expenses and other liabilities	(148)	(12,807)
Deferred revenue	(41,604)	(46,066)
Operating lease liabilities	(2,936)	(3,134)
Other long term liabilities	1,001	198
Net cash provided by operating activities	65,218	77,127
Cash flows from investing activities
Acquisition of business, net of cash acquired	(90,839)	(50,263)
Acquisition of assets	(450)	—
Purchases of property and equipment	(1,466)	(7,040)
Sale of investment	—	3,684
Net cash used in investing activities	(92,755)	(53,619)
Cash flows from financing activities
Repurchases of common stock	—	(100,080)
Proceeds from borrowings on revolving credit facility	241,000	102,500
Payments on revolving credit facility	(75,000)	(65,000)
Payments of debt issuance costs	(1,382)	—
Exercise of stock options	2,223	1,566
Stock issuance under the employee stock purchase plan	2,514	2,444
Principal payments on financing obligations	(916)	(1,245)
Net cash provided by (used in) financing activities	168,439	(59,815)
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(93)	2,922
Net increase (decrease) in cash, cash equivalents, and restricted cash	140,809	(33,385)
Cash, cash equivalents, and restricted cash, beginning of period	117,444	121,267
Cash, cash equivalents, and restricted cash, end of period	$258,253	$87,882

nCino, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

Reconciliation of cash, cash equivalents, and restricted cash, end of period:
Cash and cash equivalents	$257,894	$87,590
Restricted cash included in prepaid expenses and other current assets	—	134
Restricted cash included in long-term prepaid expenses and other assets	359	158
Total cash, cash equivalents, and restricted cash, end of period	$258,253	$87,882

Non-GAAP Financial Measures
In nCino’s public disclosures, nCino has provided non-GAAP measures, which are measurements of financial performance that have not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. In addition to its GAAP measures, nCino uses these non-GAAP financial measures internally for budgeting and resource allocation purposes and in analyzing our financial results. For the reasons set forth below, nCino believes that excluding the following items provides information that is helpful in understanding our operating results, evaluating our future prospects, comparing our financial results across accounting periods, and comparing our financial results to our peers, many of which provide similar non-GAAP financial measures.

•Amortization of Purchased Intangibles. nCino incurs amortization expense for purchased intangible assets in connection with certain mergers and acquisitions. Because these costs have already been incurred, cannot be recovered, are non-cash, and are affected by the inherent subjective nature of purchase price allocations, nCino excludes these expenses for our internal management reporting processes. nCino’s management also finds it useful to exclude these charges when assessing the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Although nCino excludes amortization expense for purchased intangibles from these non-GAAP measures, management believes it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

•Stock-Based Compensation Expenses. nCino excludes stock-based compensation expenses primarily because they are non-cash expenses that nCino excludes from our internal management reporting processes. nCino’s management also finds it useful to exclude these expenses when they assess the appropriate level of various operating expenses and resource allocations when budgeting, planning and forecasting future periods. Moreover, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use, nCino believes excluding stock-based compensation expenses allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies.

•Acquisition-Related Expenses. nCino excludes expenses related to acquisitions as they limit comparability of operating results with prior periods. Acquisition-related expenses include but are not limited to: costs incurred from third-party professional services firms in connection with business combination and one-time integration activities. We believe these costs are non-recurring in nature and outside the ordinary course of business.

•Litigation Expenses. nCino excludes fees and expenses related to litigation expenses incurred from legal matters outside the ordinary course of our business as we believe their exclusion from non-GAAP operating expenses will facilitate a more meaningful explanation of operating results and comparisons with prior period results.

•Restructuring Costs. nCino excludes costs incurred related to bespoke restructuring plans and other one-time costs, if any, that are fundamentally different in strategic nature and frequency from ongoing initiatives. We believe excluding these costs facilitates a more consistent comparison of operating performance over time. Adjustments to stock-based compensation in connection with restructuring events, if any, are presented in Stock-Based Compensation Expenses.

•Intercompany Foreign Currency Exchange Gains/Losses. Beginning with the first quarter of fiscal 2026, nCino adjusts for foreign currency exchange gains and losses primarily from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. We believe foreign currency gains and losses on intercompany loans and transactions is not indicative of our results and business outlook. Prior period amounts have been recast to reflect this change.

•Tax (Benefit) Provision Related to Acquisitions. Upon certain acquisitions, nCino may adjust the valuation allowance against deferred tax assets, resulting in a one-time tax benefit or provision recorded in income tax (benefit) provision. We believe that the exclusion of this benefit or provision from our non-GAAP net loss attributable to nCino and non-GAAP net loss attributable to nCino per share provides a more direct comparison to all periods presented.

•Income Tax Effect on Non-GAAP Adjustments. The income tax effects are related to the imputed tax impact on the difference between GAAP and non-GAAP costs and expenses.

•Adjustment to Redeemable Non-Controlling Interest. nCino adjusts the value of redeemable non-controlling interest of its joint venture nCino K.K. in accordance with the operating agreement for that entity. nCino believes investors benefit from an understanding of the company’s operating results absent the effect of this adjustment, and for comparability, has reconciled this adjustment for previously reported non-GAAP results.

There are limitations to using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures provided by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by nCino’s management about which items are adjusted to calculate its non-GAAP financial measures. nCino compensates for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in its public disclosures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. nCino encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure to evaluate our business, and to view our non-GAAP financial measures in conjunction with the most directly comparable GAAP financial measures. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables below.

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2025	2024	2025
GAAP total revenues	$138,797	$152,163	$399,287	$445,115

GAAP cost of subscription revenues	$33,769	$37,426	$98,916	$111,543
Amortization expense - developed technology	(4,404)	(5,111)	(12,926)	(15,301)
Stock-based compensation	(733)	(804)	(2,088)	(2,298)
Restructuring charges	—	—	—	(496)
Non-GAAP cost of subscription revenues	$28,632	$31,511	$83,902	$93,448

GAAP cost of professional services and other revenues	$19,976	$21,051	$59,940	$65,319
Amortization expense - other	(82)	—	(247)	(165)
Stock-based compensation	(2,940)	(3,230)	(8,699)	(9,299)
Restructuring charges	—	—	—	(722)
Non-GAAP cost of professional services and other revenues	$16,954	$17,821	$50,994	$55,133

GAAP gross profit	$85,052	$93,686	$240,431	$268,253
Amortization expense - developed technology	4,404	5,111	12,926	15,301
Amortization expense - other	82	—	247	165
Stock-based compensation	3,673	4,034	10,787	11,597
Restructuring charges	—	—	—	1,218
Non-GAAP gross profit	$93,211	$102,831	$264,391	$296,534

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP gross margin %	61%	62%	60%	60%
Amortization expense - developed technology	3	3	3	3
Amortization expense - other	—	—	—	—
Stock-based compensation	3	3	3	3
Restructuring charges	—	—	—	—
Non-GAAP gross margin %	67%	68%	66%	67%

GAAP sales & marketing expense	$29,729	$33,107	$89,487	$103,343
Amortization expense - customer relationships	(2,736)	(3,629)	(7,889)	(10,840)
Amortization expense - trade name	(107)	(383)	(254)	(1,191)
Amortization expense - other	(28)	(28)	(72)	(84)
Stock-based compensation	(4,394)	(4,008)	(12,534)	(10,682)
Acquisition-related expenses	—	—	—	(335)
Restructuring charges	—	(75)	—	(1,458)
Non-GAAP sales & marketing expense	$22,464	$24,984	$68,738	$78,753

GAAP research & development expense	$33,039	$29,541	$97,291	$97,549
Stock-based compensation	(4,208)	(4,096)	(13,720)	(11,896)
Acquisition-related expenses	—	(234)	—	(690)
Restructuring charges	—	—	—	(4,026)
Non-GAAP research & development expense	$28,831	$25,211	$83,571	$80,937

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2025	2024	2025

GAAP general & administrative expense	$23,108	$19,322	$66,046	$66,454
Stock-based compensation	(5,696)	(6,113)	(15,974)	(18,506)
Acquisition-related expenses	(3,423)	(443)	(9,410)	(2,376)
Litigation expenses	(115)	—	(365)	—
Restructuring charges	—	11	—	(3,427)
Non-GAAP general & administrative expense	$13,874	$12,777	$40,297	$42,145

GAAP income (loss) from operations	$(824)	$11,716	$(12,393)	$907
Amortization of intangible assets	7,357	9,151	21,388	27,581
Stock-based compensation	17,971	18,251	53,015	52,681
Acquisition-related expenses	3,423	677	9,410	3,401
Litigation expenses	115	—	365	—
Restructuring charges	—	64	—	10,129
Non-GAAP operating income	$28,042	$39,859	$71,785	$94,699

The following table sets forth reconciling items as a percentage of total revenue for the periods presented.[1]
GAAP operating margin %	(1)%	8%	(3)%	—%
Amortization of intangible assets	5	6	5	6
Stock-based compensation	13	12	13	12
Acquisition-related expenses	2	—	2	1
Litigation expenses	—	—	—	—
Restructuring charges	—	—	—	2
Non-GAAP operating margin %	20%	26%	18%	21%

GAAP net income (loss) attributable to nCino, Inc.	$(5,252)	$6,539	$(19,268)	$(3,156)
Amortization of intangible assets	7,357	9,151	21,388	27,581
Stock-based compensation	17,971	18,251	53,015	52,681
Acquisition-related expenses	3,423	677	9,410	3,401
Litigation expenses	115	—	365	—
Restructuring charges	—	64	—	10,129
Intercompany foreign currency exchange (gain)/loss[2]	(640)	(179)	(74)	(15,129)
Tax provision (benefit) related to acquisition	—	—	(3,609)	553
Income tax effect on non-GAAP adjustments[3]	(198)	(847)	(961)	(314)
Adjustment attributable to redeemable non-controlling interest	1,286	2,109	2,205	4,100
Non-GAAP net income attributable to nCino, Inc.	$24,062	$35,765	$62,471	$79,846

nCino, Inc.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (CONTINUED)
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2024	2025	2024	2025
Basic GAAP net income (loss) attributable to nCino, Inc. per share	$(0.05)	$0.06	$(0.17)	$(0.03)
Weighted-average shares used to compute basic GAAP net income (loss) attributable to nCino, Inc. per share	115,611,833	114,407,430	114,970,622	113,594,540
Diluted GAAP net income (loss) attributable to nCino, Inc. per share	$(0.05)	$0.06	$(0.17)	$(0.03)
Weighted-average shares used to compute diluted GAAP net income (loss) attributable to nCino, Inc. per share	115,611,833	115,830,218	114,970,622	113,594,540

Basic non-GAAP net income attributable to nCino, Inc. per share	$0.21	$0.31	$0.54	$0.70
Weighted-average shares used to compute basic non-GAAP net income attributable to nCino, Inc. per share	115,611,833	114,407,430	114,970,622	113,594,540

Diluted non-GAAP net income attributable to nCino, Inc. per share	$0.20	$0.31	$0.53	$0.69
Weighted-average shares used to compute diluted non-GAAP net income attributable to nCino, Inc. per share	117,416,473	115,830,218	116,913,806	115,102,962

Free cash flow
Net cash provided by operating activities	$5,777	$5,071	$65,218	$77,127
Purchases of property and equipment	(680)	(174)	(1,466)	(7,040)
Free cash flow	$5,097	$4,897	$63,752	$70,087
Principal payments on financing obligations[4]	(194)	(421)	(916)	(1,245)
Free cash flow less principal payments on financing obligations	$4,903	$4,476	$62,836	$68,842
1Columns may not foot due to rounding.
2Effective the beginning of our first quarter for fiscal year 2026, we are excluding intercompany foreign currency exchange gains and losses from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity. Prior period amounts have been recast to reflect this change.
3Income tax adjustments for prior periods have been recast related to excluding intercompany foreign currency exchange gains and losses related to intercompany loans and transactions from the remeasurement of intercompany loans and transactions that are denominated in currencies other than the underlying functional currency of the applicable entity as stated in the note above.
4These amounts represent the non-interest component of payments towards financing obligations for facilities.